Exhibit 10.4

Trees Corporation 215 Union Boulevard, Suite 415 Lakewood, CO 80228

July 1, 2023

Allyson Feiler Downing

Loree Schwartz

Re:      Waiver (Non-Compete; Non-Solicit)

Each of TREES Corporation (“CANN”) and Green Tree Colorado, LLC (“Buyer”, and together with CANN, “Trees”) acknowledge and agree to, effective upon the execution of this letter agreement, irrevocably waive Section 5.8 of the Asset Purchase Agreement, dated as of September 13, 2022, as amended, by and among Trees, Allyson Feiler Downing (“Downing”), Loree Schwartz (“Schwartz”) and various other parties thereto as such section applies to Downing and Schwartz, directly or indirectly (the “Waiver”).

Sincerely,
TREES Corporation

By:	/s/ Adam Hershey
Adam Hershey
Interim CEO

Green Tree Colorado, LLC

By:	/s/ Adam Hershey
Adam Hershey
Interim CEO

Agreed and Acknowledged:

Allyson Feiler Downing

/s/ Allyson Feiler Downing

Loree Schwartz

/s/ Loree Schwartz